UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2024

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Ram Mayampurath as Senior Vice President, Chief Financial Officer and Treasurer
On August 6, 2024, Ram Mayampurath, Senior Vice President, Chief Financial Officer and Treasurer of Rogers Corporation (the “Company”), informed the Company of his decision to resign from his current positions, effective August 12, 2024, to pursue other opportunities. As a result, on August 8, 2024, the Board appointed Laura Russell as Interim Chief Financial Officer, effective as of August 12, 2024 (as described in further detail below). Mr. Mayampurath has agreed to stay on with the Company through September 2024 to facilitate an orderly transition of duties to the Interim Chief Financial Officer.
Mr. Mayampurath’s decision to resign from his positions with the Company was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company and the board of directors (the “Board”) thank Mr. Mayampurath for his commitment and service to the Company.
Appointment of Laura Russell as Interim Chief Financial Officer
On August 8, 2024, the Board appointed Laura Russell as Interim Chief Financial Officer of the Company, to be effective August 12, 2024.
Laura Russell, age 48, served most recently, from September 2023 until present, as Vice President of Finance of the Company. Prior to joining the Company, from July 2021 to September 2023, Ms. Russell served as the Vice President of Finance, Operations for Wolfspeed. From December 2015 to July 2021, Ms. Russell was the Vice President of Finance for the Radio Products business of NXP Semiconductors (“NXP”). Prior to NXP, from 1997 to December 2015, Ms. Russell served in multiple roles with Freescale Semiconductors (later acquired by NXP). Ms. Russell earned her BA in Business Economics from the University of the West of Scotland and is a member of the Chartered Institute of Management Accountants.
In connection with her appointment, the Compensation & Organization Committee of the Board approved certain compensation arrangements for Ms. Russell, as set forth in a Notice of Promotion Letter Agreement to Ms. Russell, dated August 12, 2024 (the “Promotion Notice”). In accordance with the Promotion Notice, Ms. Russell is entitled to an annual base salary of $400,000 in her role as Interim Chief Financial Officer. She is also eligible to participate in the Company’s Annual Incentive Compensation Plan at a target bonus of 55% of her annual base salary.
The Company and Ms. Russell plan to enter into an indemnification agreement consistent with the Company’s standard form of indemnification agreement.
There are no arrangements or understandings between Ms. Russell and any other person pursuant to which she was appointed as Interim Chief Financial Officer and Ms. Russell does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Russell does not have any family relationships with any of the Company’s directors or executive officers.
The foregoing description of the Promotion Notice is not complete and is qualified in its entirety by reference to the full text of the Promotion Notice filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Other Events.
On August 12, 2024, the Company issued a press release announcing Ms. Russell’s appointment as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Notice of Promotion Letter Agreement, dated August 12, 2024.
99.1	Press release issued by Rogers Corporation on August 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: August 12, 2024	By:	/s/ Jessica Morton
Jessica Morton
Vice President, General Counsel and Corporate Secretary